Exhibit 10.2

Report of the Independent Registered Public Accounting Firm to the Board of Directors of Credit Suisse Group, Zurich

Under date of March 23, 2006, we reported on the consolidated balance sheets of Credit Suisse Group and subsidiaries (the "Group") as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders’equity, and cash flows for each of the years in the three-year period ended December 31, 2005, which are included in the Group's Annual Report on Form 20-F. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules I, III and IV (the "financial statement schedules"), included in the Group's Annual Report 2005 and which are incorporated herein by reference. These financial statement schedules are the responsibility of management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Notes 1 and 2 to the consolidated financial statements, in 2005 the Group changed its method of accounting for share-based compensation, in 2004 the Group changed its method of accounting for certain variable interest entities and in 2003 the Group changed its methods of accounting for certain nontraditional long-duration contracts and separate accounts, variable interest entities and share-based compensation.

KPMG Klynveld Peat Marwick Goerdeler SA

David L. Jahnke
Certified Public Accountant
Auditor in Charge

Roland Müller
Certified Accountant

Zurich, Switzerland March 30, 2006